EXHIBIT 99.1

CHOICEONE FINANCIAL SERVICES, INC. 109 E. DIVISION SPARTA, MI 49345-0186 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [ ] for shares held directly and by 11:59 P.M. ET on [ ] for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 on [ ] for shares held directly and by 11:59 P.M. ET on [ ] for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON CONTROL # 0000000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PAGE 1 OF 2 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR proposals 1 through 5. For Against Abstain 1 Approval of the Agreement and Plan of Merger, dated as of March 22, 2019, by and between County Bank Corp. (County) and ChoiceOne Financial Services, Inc. (ChoiceOne), as it may be amended from time to time, under which County will merge with and into ChoiceOne. 2 Approval of an amendment to ChoiceOne's Articles of Incorporation to increase the number of authorized shares of common stock from 7,000,000 to 12,000,000. 3 Approval of an amendment to ChoiceOne's Articles of Incorporation to remove certain provisions related to the number of directors and vacancies on the board of directors. 4 Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to ChoiceOne's named executive officers that is based on or otherwise related to the merger. 5 Approval of adjournment of the ChoiceOne special meeting, if necessary or appropriate, to solicit additional proxies in favor of proposals 1 through 3 listed above. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. JOB # John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 SHARES CUSIP # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is/are available at www.proxyvote.com CHOICEONE FINANCIAL SERVICES, INC. Special Meeting of Shareholders [ ], 2019 [ ] [AM/PM] This proxy is solicited by the Board of Directors The shareholder hereby appoints Mary J. Johnson, Paul L. Johnson and Roxanne M. Page, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CHOICEONE FINANCIAL SERVICES, INC. that the shareholder is entitled to vote at the Special Meeting of Shareholders to be held at [ ] [AM/PM], EDT on [ ], 2019, at[ ], and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5. Continued and to be signed on reverse side